SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.   20549


                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) AUGUST 17, 1998
                                                         ---------------


                              COASTAL BANCORP, INC.
                              ---------------------
               (Exact name of registrant as specified in charter)


          TEXAS                                 0-24526               76-0428727
(State or other jurisdiction     (Commission File Number)          (IRS Employer
     of  incorporation)                                      Identification No.)

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
5718 WESTHEIMER, SUITE 600, HOUSTON, TEXAS . . . .            77057
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(Address of Principal executive offices) . . . . .       (Zip Code)


Registrant's telephone number including area code.   (713) 435-5000
                                                    ---------------
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(Former  name  or  former  address,  if  changed since last report)          Not
                                                                             ---
applicable
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ITEM  5.                    OTHER  EVENTS.
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          On August 17, 1998 Coastal Bancorp, Inc. ("Coastal") announced that it has completed the acquisition of the Valley Branches of Pacific Southwest Bank also known as San Benito Bank and Trust Company, a unit of Pacific Southwest
Bank.    Coastal,  which previously had three branches in the Rio Grande Valley, now has fifteen located in Harlingen, San Benito, Mission, Pharr, Edinburg, Brownsville, McAllen and South Padre. The purchase includes deposit accounts of approximately $350 million, net loans of $178 million, owned and leased branch facilities, and branch furniture, fixtures and operating equipment. Coastal through its wholly-owned subsidiary, Coastal Banc Holding Company, Inc., owns 100% of the voting stock of the Bank, a Texas-chartered state savings bank headquartered in Houston.

ITEM  7.               FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
--------               ---------------------------------------------------------
EXHIBITS.
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     (a)          Financial  Statements
                  ---------------------

               No  financial  statements  are  required.

     (b)          Pro  Forma  Financial  Information
                  ----------------------------------

               No  pro  forma  financial  information  is  required.

     (c)          Exhibits
                  --------

               No.                    Description
               ---                    -----------
               99                    Press  Release,  dated  August  17,  1998

     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL  BANCORP,  INC.


/s/  Catherine  N.  Wylie                    Date:    August  25,  1998
-------------------------
by:    Catherine  N.  Wylie,  Executive  Vice  President
     and  Chief  Financial  Officer











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                              COASTAL BANCORP, INC.




                                   EXHIBIT 99


              PRESS RELEASE OF THE REGISTRANT DATED AUGUST 17, 1998

     NEWS  RELEASE
                              FOR IMMEDIATE RELEASE


          COASTAL BANCORP, INC. FINALIZED THE ACQUISITION OF THE VALLEY
                       BRANCHES OF PACIFIC SOUTHWEST BANK

          HOUSTON (August 17, 1998) - Coastal Bancorp, Inc. (NASDAQ: CBSA) ("Coastal") announced today that it has completed the acquisition of the Valley Branches of Pacific Southwest Bank also known as San Benito Bank and Trust
Company, a unit of Pacific Southwest Bank. Coastal, which previously had three branches in the Rio Grande Valley, now has fifteen located in Harlingen, San Benito, Mission, Pharr, Edinburg, Brownsville, McAllen and South Padre. The purchase includes deposit accounts of approximately $350 million, net loans of $178 million, owned and leased branch facilities, and branch furniture, fixtures and operating equipment.
          "We look forward to the privilege of serving our new and existing customers in the Rio Grande Valley by adding these twelve locations," said Manuel J. Mehos, Chairman and Chief Executive Officer of Coastal. "San Benito Bank and Trust has maintained a significant presence in the Rio Grande Valley for many years and we are excited about the opportunity to expand our presence in this area."
     At June 30, 1998, on a consolidated basis, Coastal had $3.0 billion in total assets, $1.4 billion in total deposits, $28.8 million in preferred stock of Coastal Banc ssb and $114.75 million in common stockholders' equity.
     Coastal Bancorp, Inc. through its wholly-owned subsidiary, Coastal Banc Holding Company, Inc., owns 100 percent of the voting stock of Coastal Banc ssb, a Texas-chartered, state savings bank headquartered in Houston. Coastal Banc ssb operates 49 branch offices in metropolitan Houston, Austin, Corpus Christi, the Rio Grande Valley and small cities in the south east quadrant of Texas. At June 30, 1998, Coastal Banc ssb was considered to be a "well capitalized" institution according to FDIC guidelines.
     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking information with respect to plans, projections or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.



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